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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                           MAY 29, 2002 (MAY 22, 2002)
                ------------------------------------------------
                Date of Report (Date of earliest event reported)


                          CABLETEL COMMUNICATIONS CORP.
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             (Exact name of Registrant as specified in its charter)

                                 ONTARIO, CANADA
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                 (Jurisdiction of incorporation or organization)


         1-13332                                               8647 8525
------------------------                                ------------------------
(Commission File Number)                                   (Canadian Federal
                                                          Tax Account Number)

                230 TRAVAIL RD., MARKHAM, ONTARIO, CANADA L3S 3J1
                -------------------------------------------------
                    (Address of principal executive offices)


                                 (905) 475-1030
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              (Registrant's telephone number, including area code)


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ITEM 5.  OTHER EVENTS

         On May 22, 2002, Cabletel Communications Corp. ("Cabletel") announced that, concurrent with its previously reported establishment of a new CDN$15 million revolving credit facility with LaSalle Business Credit, Cabletel also renegotiated credit terms with a major supplier that included the conversion of US$2.2 million in outstanding payables owed by Cabletel into a senior subordinated promissory note.

         The senior subordinated promissory note is in the principal amount of US$2.2 million. The note bears interest at the rate of 12% per annum and is repayable in agreed upon monthly installments of between US$60,000 and US$120,000 over the next two years. In connection with the renegotiation, Cabletel also issued to the supplier a warrant to acquire up to 200,000 shares of Cabletel's common stock at an exercise price of CDN$1.64 per share.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         99.1     Press release dated May 22, 2002.
         99.2     Debt Restructuring Agreement
         99.3     Senior Subordinated Unsecured Note
         99.4     Common Stock Purchase Warrant


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        CABLETEL COMMUNICATIONS CORP.
                                        -----------------------------
                                                (Registrant)


Date: May 29, 2002                      By: /s/ Ron Eilath
                                            ------------------------------------
                                                        Ron Eilath
                                                Executive Vice President and
                                                   Chief Financial Officer




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